        POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Logitech International S.A. (the “Company”)

under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby constitutes and appoints Samantha Harnett, Chief Legal Officer; Farschad Farzan, Deputy General Counsel; Nathalie

Hoegger, Associate General Counsel; Ulric Lewen, Associate General Counsel; Meeta Sunderwala,

Chief Accounting Officer; and Sunny Xin, Senior Director, and each of them, as the undersigned's true and lawful attorney-in-fact for the following actions:

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to complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to

Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or or disposition of securities of the Company; and

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to do all acts necessary in order to file such forms with the Securities and Exchange Commission,

 any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem necessary or appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the

Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of

15th day of October 2025.

Signature: /s/ Matteo Anversa

Print Name:  Matteo Anversa